UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 18, 2008, CRM Holdings, Ltd. issued a news release announcing that its wholly-owned subsidiary Compensation Risk Managers of California, LLC ("CRM CA") has signed a five-year contract extension with Contractors Access Program of California, Inc. ("CAP"), a self-insured group managed by CRM CA. Under terms of the agreement, CRM CA will continue to manage CAP for a five-year term beginning July 1, 2008, and running through June 30, 2013. The agreement also calls for a 10% increase in CRM CA’s annual management fee from the program. In addition, CRM CA has agreed to contribute towards CAP’s September 2006 settlement with its previous program manager. This resolution will consist of five annual payments by CRM CA of $400,000 commencing on July 1, 2009.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 8.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 8.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

99.1 - News Release of CRM Holdings, Ltd. dated June 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

June 18, 2008	By:	/s/ Louis J. Viglotti

Name: Louis J. Viglotti
Title: General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of CRM Holdings, Ltd. dated June 18, 2008